UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 4, 2020

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On November 5, 2020, Microchip Technology Incorporated (“Microchip” or the “Company”) announced the results of its operations for the second quarter of fiscal year 2021. The complete release is attached to this report as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, Microchip announced that Steve Sanghi, the current Chief Executive Officer and Chair of the Board of Directors of the Company (the “Board”) will transition to an Executive Chair role effective March 1, 2021. The Company also announced that on November 4, 2020, Ganesh Moorthy, the current President and Chief Operating Officer of Microchip, was appointed as the Company’s next Chief Executive Officer, effective March 1, 2021. Upon the effectiveness of such appointment, Mr. Moorthy will serve as Chief Executive Officer in addition to his continued role as President. Also, on November 4, 2020, the Board, upon recommendation from its Nominating and Governance Committee, appointed Mr. Moorthy as a director of the Company effective January 4, 2021.

Mr. Moorthy, age 60, has served as President of Microchip since February 2016 and as Chief Operating Officer since June 2009. He also served as Executive Vice President from October 2006 to August 2012 and as a Vice President in various roles since he joined Microchip in 2001. Prior to this time, he served in various executive capacities with other semiconductor companies. Mr. Moorthy holds an M.B.A. in Marketing from National University, a B.S. degree in Electrical Engineering from the University of Washington and a B.S. degree in Physics from the University of Mumbai, India. Mr. Moorthy was elected to the Board of Directors of Rogers Corporation in July 2013 and serves on the Audit Committee of the Board and as the Nominating and Governance Committee Chair.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Moorthy and any of the Company’s executive officers or directors or persons nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Moorthy and any other person pursuant to which Mr. Moorthy was appointed as an officer. There are no transactions in which Mr. Moorthy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also, on November 4, 2020, the Board, upon recommendation from its Nominating and Governance Committee, appointed Karen Rapp, currently the Chief Financial Officer of National Instruments Corporation, as a director of the Company, effective January 4, 2021. Ms. Rapp was also appointed to the audit committee of the Board effective January 4, 2021.

There is no arrangement or understanding between Ms. Rapp and any other person pursuant to which Ms. Rapp was appointed as a director. There are no transactions in which Ms. Rapp has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Rapp will participate in the Company’s standard compensation plan for non-employee directors. The standard compensation plan for non-employee directors is described in the section entitled “Director Compensation” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 14, 2020.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2020, upon recommendation from the Nominating and Governance Committee of the Board, the Board amended Section 3.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to increase the size of the Board from 5 to 7 directors, effective January 3, 2021.

The foregoing description is qualified in its entirety by reference to the certificate of amendment of bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Bylaws

99.1	Microchip Technology Announces Financial Results for Second Quarter of Fiscal 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated

Dated: November 5, 2020

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt Senior Vice President and Chief Financial Officer